May 13, 1998

Signal Apparel Company, Inc.
P. O. Box 4296
200A Manufacturers Road
Chattanooga, Tennessee 37405
Attention:  Mr. Jim Elkins, Controller

Re:      Your letter of 5/4/98; Request for a 3/31/98 Covenant Waiver


Gentlemen:

By your recent letter, you have requested us to waive your compliance with one of the financial covenants set forth in the Amended and Restated Factoring Agreement between us, bearing the effective date of 5/23/91, as restated as of October 31, 1997 (as amended and supplemented, herein, the "Agreement"), to the extent herein described - namely, Paragraph 11(a)(iv) thereof, pertaining to minimum Cumulative Pre-Tax Operating Earnings for you and the Other Client (herein, the "Minimum Cumulative Pre-Tax Operating Earnings Covenant"). You have requested that we waive compliance with the Minimum Cumulative Pre-Tax Operating Earnings Covenant for your fiscal quarter ended on March 31, 1998 (the "Waiver Date"), to the extent and as more fully specifically described in this letter.

Subject to the matters set forth in the paragraph which immediately follows, we hereby waive compliance with the minimum Cumulative Pre-Tax Operating Earnings Covenant, to the extent such non-compliance arose solely as a result of your failure to have for your fiscal quarter ended on such Waiver Date, losses for you and the Other Client of not in excess of a negative $3,000,000.00, provided however, that such losses for such fiscal quarter did not exceed a negative $3,854,000.00.



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The limited waiver herein set forth shall not,  however,  become effective until we shall have received back an copy of this Amendment duly executed by you, and you have signed below also confirming our entitlement to charge and receive a fee in connection with the matters herein set forth in the amount of $5,000, for which fee we shall be entitled to immediately charge your account(s).

Except to the limited extent set forth herein: (a) no waiver of any other term, condition, covenant, agreement or any other aspect of the Agreement is intended or implied; and (b) and except for the specific period of time and circumstances covered by this letter, no other aspect of the Minimum Cumulative Pre-Tax Operating Earnings Covenant is or shall be deemed waived, including without limitation for any other period or circumstance, and no such additional waiver is intended or implied. This waiver is therefore limited exclusively to the specific purposes and time period(s) for which it is given.

If the foregoing is in accordance with your understanding, would you kindly sign below to so indicate.

                                                Very truly yours,

                                                BNY FINANCIAL CORPORATION,


                                                By       s/  Wayne Miller
                                                    ----------------------------
                                                    Title:  VP

Agreed:

SIGNAL APPAREL COMPANY, INC.


By  __________________________________